Exhibit 99.1

NEWS RELEASE

Siebel Systems Reports Preliminary Financial Results for the First Quarter Ended March 31, 2005

SAN MATEO, Calif.—April 5, 2005—Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of business applications software, today announced preliminary financial results for the quarter ended March 31, 2005.

The Company expects total revenues for the first quarter of 2005 to be approximately $297 million to $300 million. The Company expects license revenues for the quarter to be approximately $75 million. Maintenance revenues are expected to be approximately $122 million to $123 million. Services and Other revenues are expected to be approximately $100 million to $102 million. In addition, total contract value for the first quarter of 2005 for Siebel CRM OnDemand, Siebel's hosted CRM offering, is expected to be approximately $11 million.

Including the impact of a charge of approximately $11 million for in-process research and development related to the acquisition of edocs, Inc. on January 14, 2005, operating margin and operating income for the first quarter of 2005 are expected to be approximately (8)% to (7)% of total revenues and $(24) million to $(22) million, respectively. Excluding the edocs acquisition charge, operating margin and operating income for the first quarter of 2005 are expected to be approximately (5)% to (4)% of total revenues and $(13) million to $(11) million, respectively.

Including the edocs acquisition charge, net income and earnings per share for the first quarter of 2005 are expected to be approximately $(9) million to $(7) million or $(0.02) to $(0.01) per share, respectively. Excluding the edocs acquisition charge, net income and earnings per share for the first quarter of 2005 are expected to be approximately $2 million to $4 million or $0.00 to $0.01 per share, respectively. These results assume an effective tax rate for the first quarter of 2005 of 35%, which is still under review and subject to change, and that the edocs acquisition charge is not deductible.

The Company's cash, cash equivalents and short term investments are expected to be approximately $2.195 billion as of March 31, 2005, reflecting cash generated during the first quarter of 2005 of approximately $40 million offset by a $91 million cash outlay for the edocs acquisition which resulted in a net decrease in cash during the period of approximately $51 million.

"Though our services and maintenance businesses continued solid growth in the first quarter, we are disappointed in our application license revenue," said chief executive officer Mike Lawrie. "Though we predicted some license revenue softness going into the quarter due to normal seasonality, we did not expect the results to be this low. We believed we had a sufficient number of deals in the pipeline to make our management guidance, but during the last several days of the quarter a number of deals were delayed by customers. This was a combination of poor execution on our part, exacerbated by a challenging economic and IT environment. Nevertheless, we remain committed to improving our financial performance and are prepared to take decisive action."

Siebel Systems will host a conference call today, Tuesday April 5, 2005, at 2pm PST. The live webcast and replay can be accessed at www.siebel.com/investor. The Company will provide guidance for the second quarter of 2005 when it announces its final financial results for the first quarter of 2005 on April 27, 2005 at 2:00pm PST.

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Contact: Terry Lee
Siebel Systems Investor Relations Department
650.295.5656
investor.relations@siebel.com

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

This press release contains forward-looking statements that involve risks and uncertainties. The final results for the first quarter of 2005 of Siebel Systems, Inc. may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements. Future operating results of Siebel Systems, Inc. may differ from that forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with financial, economic, political and other uncertainties, the Business software applications market, dependence on the Internet, risks associated with new versions and new products and risks associated with rapid technological change. Further information on potential factors that could affect the financial results of Siebel Systems, Inc. are included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.

The company historically uses the non-GAAP financial measures of income discussed above to evaluate internally and to report results of its business. Siebel Systems believes that these measures best allow its management and investors to understand its activities and potential activities with customers. Siebel Systems believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to similar companies in the company's industry, most of which present the same non-GAAP financial measures to investors.

The non-GAAP financial measures used within the company's earnings press release exclude a purchased in-process research and development charge incurred in connection with the acquisition of edocs, Incorporated on January 14, 2005.

Purchased in-process product development expenses are incurred solely in connection with an acquisition of a business or an asset purchase. The company has only incurred such a charge three other times in the past five years and, accordingly, the company believes that the charge associated with the purchased in-process product development is unusual and infrequent. As a result, the company believes that providing specific financial information on the costs of such expenses, as well as providing non-GAAP income measures that exclude such costs, best allows investors to understand both the costs and benefits of the purchased in-process product development and the company's ongoing business activities during the quarter.

Management believes that its non-GAAP financial measures provide an additional tool for investors to evaluate ongoing operating results and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

                                                Operating Income ($M)   Operating Margin     Net Income ($M)   Earnings Per Share
                                                ---------------------  ------------------  ------------------ --------------------
GAAP Measure                                        ($24)   -   ($22)      (8%)  -   (7%)     ($9)  -   ($7)   ($0.02)   -  ($0.01)
                                                ---------------------  ------------------  ------------------ --------------------
Adjustments
    Purchased in-process product development         $11    -    $11         3%  -     3%     $11   -   $11     $0.02    -   $0.02
    Associated income tax benefit                     --    -     --        --   -    --       --   -    --        --    -      --
                                                ---------------------  ------------------  ------------------ --------------------
       Total adjustments                             $11    -    $11         3%  -     3%     $11   -   $11     $0.02    -   $0.02

Non-GAAP Measure                                    ($13)   -   ($11)      (5%)  -   (4%)      $2   -    $4     $  --    -   $0.01
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